EXHIBIT 5



                      [Letterhead of Dorsey & Whitney LLP]



National Computer Systems, Inc.
11000 Prairie Lakes Drive
Eden Prairie, Minnesota  55344

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to National Computer Systems, Inc., a Minnesota corporation (the "Company"), in connection with a registration statement on Form S-8 (the "Registration Statement") relating to deferred compensation obligations (the "Deferred Compensation Obligations") of the Company under the Company's Supplemental Deferred Compensation Plan (the "Plan").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

         In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action
(corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

         Based on the foregoing, we are of the opinion that the Deferred Compensation Obligations have been duly authorized and, when created in accordance with the terms of the Plan, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting enforcement of creditor's remedies or by general principles of equity.

         Our opinions expressed above are limited to the laws of the State of Minnesota.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



Dated:  March 19, 1999

                                                      Very truly yours,

                                                      /s/  Dorsey & Whitney LLP